UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 17, 2020, Lodging Fund REIT III, Inc. (the “Company”), through LF3 Cedar Rapids TRS, LLC (“Cedar Rapids TRS”),  LF3 Pineville TRS, LLC (“Pineville TRS”), LF3 Eagan TRS, LLC (“Eagan TRS”), and LF3 Prattville TRS, LLC (“Prattville TRS”) which are subsidiaries of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, entered into four unsecured promissory notes under the Paycheck Protection Program (the “PPP”), through Western State Bank (the “Lender”).  The amounts of the PPP loans for Cedar Rapids TRS, Pineville TRS, Eagan TRS, and Prattville TRS are $75,600, $119,300, $133,800, and $148,300, respectively. The PPP was established under the recently congressionally approved Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The term of each PPP loan is two years. The interest rate on each PPP loan is 1.0% per annum, which shall be deferred for the first six months of the term of the loan. After the initial six-month deferral period, each loan requires monthly payments of principal and interest until maturity with respect to any portion of such PPP loan which is not forgiven as described below.  The Company is permitted to prepay each PPP loan at any time with no prepayment penalties. Under the terms of the CARES Act, PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs and the maintenance of employee and compensation levels. No assurance is provided that the Company will obtain forgiveness of the PPP loans in whole or in part.

On April 17, 2020, the Company, through LF3 Cedar Rapids, LLC and Cedar Rapids TRS, (collectively, the “Cedar Rapids Borrower”), which are subsidiaries of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, entered into a Change In Terms Agreement (the “Cedar Rapids Amendment”), amending the terms of the Cedar Rapids Borrower’s original Promissory Note (the “Cedar Rapids Note”) with Western State Bank, dated March 5, 2019 in the original principal amount of $5.86 million. Pursuant to the Cedar Rapids Amendment, the maturity date of the Cedar Rapids Note was extended from March 1, 2024, to September 1, 2024, the requirement to make any replacement reserve deposits was waived until March 1, 2021, and the requirement to make any payments of principal and interest were deferred until October 1, 2020.

On April 17, 2020, the Company, through LF3 Eagan, LLC and LF3 Eagan TRS, LLC, (collectively, the “Eagan Borrower”), which are subsidiaries of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, entered into a Change In Terms Agreement (the “Eagan Amendment”), amending the terms of the Eagan Borrower’s original Promissory Note (the “Eagan Note”) with Western State Bank, dated June 19, 2019 in the original principal amount of $9.44 million. Pursuant to the Eagan Amendment, the maturity date of the Eagan Note was extended from July 1, 2024, to January 1, 2025, the requirement to make any replacement reserve deposits was waived until June 1, 2021, and the requirement to make any payments of principal and interest were deferred until October 1, 2020.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in this Report set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: April 23, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary